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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Marlton Technologies, Inc. on Form S-8 (File No. 33-3647) of our report dated March 21, 1997 on our audits of the consolidated financial statements of Marlton Technologies, Inc. as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996 which report is included in this Form 10-KSB.





COOPERS & LYBRAND, LLP



2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 27, 1997




















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